Exhibit 5.1

[Messerli & Kramer PA Letterhead]

May 26, 2017

Asure Software, Inc.

110 Wild Basin Road, Suite 100

Austin, TX 78746

Ladies and Gentlemen:

We are acting as counsel to Asure Software, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 2,185,000 shares of the Company’s common stock, par value 0.01 per share (the “Common Stock”), including 285,000 shares that may be sold upon the exercise of an over-allotment option (collectively, the “Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-216075) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on April 25, 2017, the related prospectus included therein (the “Prospectus”), and the preliminary prospectus supplement filed with the Commission on May 26, 2017 and the related prospectus supplement filed with the Commission on May 26, 2017 pursuant to Rule 424(b) promulgated under the Act (collectively, the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Prospectus Supplement, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the federal laws of the United States, as in effect on the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MESSERLI & KRAMER P.A.